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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AVIZA TECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No Fee Required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

AVIZA TECHNOLOGY, INC.
440 KINGS VILLAGE ROAD
SCOTTS VALLEY, CALIFORNIA 95066

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        To the stockholders of Aviza Technology, Inc.: Notice is hereby given that we will hold the annual meeting of stockholders of Aviza Technology, Inc. at our corporate headquarters, located at 440 Kings Village Road, Scotts Valley, California 95066, on Thursday, February 26, 2009. The meeting will start at 10:00 a.m. (PST). At the meeting, we will ask you to:

  •
  consider and vote upon a proposal to re-elect Robert R. Anderson to our board of directors;

  •
  consider and vote upon a proposal to ratify the appointment of Armanino McKenna LLP as our independent registered public accounting firm for fiscal year 2009; and

  •
  consider and vote upon a proposal to authorize an amendment to our certificate of incorporation to effect a reverse stock split, if necessary, to maintain the listing of our common stock on The Nasdaq Global Market.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on February 26, 2009:

        Our Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K are available at www.aviza.com/investors/sec.cfm.

By Order of the Board of Directors,

Patrick C. O'Connor Secretary

        This proxy statement and accompanying proxy card are first being delivered to our stockholders on or about January 22, 2009.

YOUR VOTE IS IMPORTANT.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

i

AVIZA TECHNOLOGY, INC.

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

1.
Q:    Who is soliciting my vote?

A:
This proxy solicitation is being made by our board of directors. We have retained InvestorCom, Inc., professional proxy solicitors, to assist us with this proxy solicitation. We will pay the entire cost of this solicitation, including InvestorCom, Inc.'s fee, which we expect to be approximately $2,500, plus expenses.

2.
Q:    What may I vote on?

A:
You may vote on:

  •
  a proposal to re-elect Robert R. Anderson to our board of directors;

  •
  a proposal to ratify the appointment of Armanino McKenna LLP as our independent registered public accounting firm for fiscal year 2009; and

  •
  a proposal to authorize an amendment to our certificate of incorporation to effect a reverse stock split, if necessary, to maintain the listing of our common stock on The Nasdaq Global Market.

3.
Q:    What vote is required to elect the director nominee to the board of directors?

A:
The director nominee receiving the highest number of affirmative votes cast from holders of outstanding shares of our common stock entitled to vote and represented, in person or by proxy, at the annual meeting will be elected.

4.
Q:    What vote is required to ratify the appointment of Armanino McKenna LLP as our independent registered public accounting firm for fiscal year 2009?

A:
The affirmative vote of the majority of outstanding shares of our common stock entitled to vote and represented, in person or by proxy, at the annual meeting is required to ratify the appointment of Armanino McKenna LLP as our independent registered public accounting firm for fiscal year 2009.

5.
Q:    What vote is required to authorize an amendment to our certificate of incorporation to effect a reverse stock split, if necessary, to maintain the listing of our common stock on The Nasdaq Global Market?

A:
The affirmative vote of the majority of outstanding shares of our common stock entitled to vote at the annual meeting is required to authorize the amendment to our certificate of incorporation to effect a reverse stock split, if necessary, to maintain the listing of our common stock on The Nasdaq Global Market.

6.
Q:    How does the board of directors recommend I vote on the proposals?

A:
Our board of directors recommends that you vote:

  •
  FOR the re-election of the director nominee;

  •
  FOR the ratification of the appointment of Armanino McKenna LLP as our independent registered public accounting firm for fiscal year 2009; and

    •
    FOR the authorization for an amendment to our certificate of incorporation to effect a reverse stock split, if necessary, to maintain the listing of our common stock on The Nasdaq Global Market.

7.
Q:    What is a "quorum"?

A:
A majority of outstanding shares of our common stock entitled to vote and represented, in person or by proxy, at the annual meeting constitutes a "quorum." There must be a quorum at the annual meeting for the transaction of business. If you submit a properly executed proxy card, even if you abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum. Broker "non-votes" are also counted as present for the purpose of determining the presence of a quorum.

8.
Q:    What happens if I do not vote?

A:
If you are a stockholder as of the record date and you do not submit a proxy card at the annual meeting, your proxy will not be counted as present for the purpose of determining the presence of a quorum and will have no effect on the proposals to re-elect the director nominee and to ratify the appointment of Armanino McKenna LLP as our independent registered public accounting firm for fiscal year 2009 and the same effect as a vote against the proposal to authorize an amendment to our certificate of incorporation to effect a reverse stock split, if necessary, to maintain the listing of our common stock on The Nasdaq Global Market. If you submit a proxy card and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will not be voted at the annual meeting. As a result, your abstention will have no effect on the proposal to re-elect the director nominee and the same effect as a vote against the proposals to ratify the appointment of Armanino McKenna LLP as our independent registered public accounting firm for fiscal year 2009 and to authorize an amendment to our certificate of incorporation to effect a reverse stock split, if necessary, to maintain the listing of our common stock on The Nasdaq Global Market.

9.
Q:    What is a broker "non-vote"?

A:
Broker "non-votes" occur when a broker holding shares for a beneficial owner returns a proxy card but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. A broker "non-vote" will have no effect on the proposal to re-elect the director nominee and the same effect as a vote against the proposals to ratify the appointment of Armanino McKenna LLP as our independent registered public accounting firm for fiscal year 2009 and to authorize an amendment to our certificate of incorporation to effect a reverse stock split, if necessary, to maintain the listing of our common stock on The Nasdaq Global Market.

10.
Q:    Who is entitled to vote?

A:
Stockholders as of the close of business on January 6, 2009, the record date, are entitled to vote on all proposals properly presented at the annual meeting. On January 6, 2009, 21,856,473 shares of our common stock were outstanding. Every stockholder is entitled to one vote for each share of common stock held. A list of these stockholders will be available during ordinary business hours at our principal place of business located at 440 Kings Village Road, Scotts Valley, California 95066 from our corporate secretary at least 10 days before the annual meeting. The list of stockholders will also be available at the time and place of the annual meeting.

11.
Q:    Who can attend the annual meeting?

A:
Only stockholders of record as of the close of business on January 6, 2009, holders of proxies for those stockholders and other persons invited by us can attend the annual meeting. If your shares are held by your broker in "street name," you must bring a letter from your broker or a copy of your proxy card to the meeting showing that you were the direct or indirect beneficial owner of shares of our common stock on January 6, 2009 to attend the annual meeting.

12.
Q:    Can I vote in person at the annual meeting?

A:
Yes. If you are a registered holder of shares of our common stock, you may vote in person at the annual meeting. If you wish to vote your shares in person at the annual meeting and they are held by your broker in "street name," you must bring a letter from your broker or a copy of your proxy card to the meeting showing that you were the direct or indirect beneficial owner of shares of our common stock on January 6, 2009. The annual meeting will be held at our corporate headquarters, located at 440 Kings Village Road, Scotts Valley, California 95066, on Thursday, February 26, 2009, starting at 10:00 a.m. (PST). For directions to our corporate headquarters call (831) 438-2100.

13.
Q:    How do I vote by mail?

A:
If you complete and properly sign each proxy card you receive and return it to us in the prepaid envelope, it will be voted by one of the individuals indicated on the card, your "proxy," as you direct. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the re-election of the director nominee, FOR the ratification of the appointment of Armanino McKenna LLP as our independent registered public accounting firm for fiscal year 2009 and FOR the authorization for an amendment to our certificate of incorporation to effect a reverse stock split, if necessary, to maintain the listing of our common stock on The Nasdaq Global Market.

14.
Q:    How do I vote my shares if they are held in "street name"?

A:
If your shares are held by your broker in "street name," you will receive a form from your broker seeking instruction as to how you wish your shares to be voted. We urge you to complete this form and instruct your broker how to vote on your behalf. You can also vote in person at the annual meeting, but you must bring a letter from your broker or a copy of your proxy card showing that you were the direct or indirect beneficial owner of shares of our common stock on January 6, 2009.

15.
Q:    Can I vote by telephone or over the internet?

A:
If your shares are held by your broker in "street name," telephone and internet voting is available through ADP Proxy Services. Instructions will be included on the voting instruction card generated by ADP Proxy Services. If you are a registered holder of shares of our common stock, telephone and internet voting is not available, and you are urged to complete and return a proxy card by mail.

16.
Q:    Can I change my vote after I return my proxy card or after I have voted by telephone or over the internet?

A:
Yes. You may change your vote at any time before the voting concludes at the annual meeting by:

  •
  returning another proxy card with a later date by mail, or voting by telephone or over the internet, if this option is available to you, subsequent to the prior time you voted by telephone or over the internet;

    •
    notifying our corporate secretary in writing before the annual meeting that you wish to revoke your proxy; or

    •
    voting in person at the annual meeting.

17.
Q:    How will voting on any business not described on the notice of annual meeting be conducted?

A:
We do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement. If any other business is properly presented at the annual meeting, your signed proxy card gives authority to Jerauld J. Cutini, our President and Chief Executive Officer, and Patrick C. O'Connor, our Executive Vice President, Chief Financial Officer and Secretary, to vote on such matters at their discretion.

18.
Q:    Who will count the votes?

A:
Proxies will be tabulated by our transfer agent, American Stock Transfer & Trust Company.

19.
Q:    Is my vote confidential?

A:
Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to American Stock Transfer & Trust Company and handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as needed to permit American Stock Transfer & Trust Company to tabulate and certify the vote and (2) as required by law. However, comments written on the proxy card may be forwarded to management. In that case, your identity may not be kept confidential.

20.
Q:    When was this proxy statement mailed to stockholders?

A:
This proxy statement was first mailed to stockholders on or about January 22, 2009.

21.
Q:    When are the stockholder proposals for the 2010 annual meeting due?

A:
Under the rules adopted by the Securities and Exchange Commission, or SEC, for stockholder proposals to be considered for inclusion in next year's proxy statement, they must be submitted in writing to Aviza Technology, Inc., 440 Kings Village Road, Scotts Valley, California 95066, Attention: Secretary, on or before September 24, 2009. In addition, our bylaws provide that for directors to be nominated by a stockholder at an annual meeting, our corporate secretary must receive an additional notice of any nomination or proposal not less than 120 days prior to the date that our proxy statement was released to stockholders in connection with the previous year's annual meeting. However, if our 2010 annual meeting is not within 30 days of February 26, 2010, to be timely, we must receive the notice by the stockholder not later than the close of business on the tenth (10th) day following the day on which we first made a public announcement of the date of the annual meeting or we mail the notice of the annual meeting, whichever occurs first.

22.
Q:    Will Aviza webcast the annual meeting?

A:
No. The annual meeting will not be webcast.

PROPOSAL ONE—ELECTION OF DIRECTORS

General

        Our board of directors is classified into three classes, designated as Class I, Class II and Class III. Each class of directors, to the extent practicable, consists of an equal number of directors. At this 2009 annual meeting, the term of office of the Class III directors will expire, and the Class III directors elected at this annual meeting or later appointed by our board of directors to fill the vacancies created by Messrs. Harding's and Lipkin's decisions not to stand for re-election will be elected or appointed, as the case may be, for a full three-year term expiring at our 2012 annual meeting. At our 2010 annual meeting, the term of office of the Class I directors will expire, and the Class I directors elected at that annual meeting will be elected for a full three-year term. At our 2011 annual meeting, the term of office of the Class II directors will expire, and the Class II directors elected at that annual meeting will be elected for a full three-year term. At each succeeding annual meeting, directors will be elected for a full three-year term to succeed the directors of the class whose terms expire at such annual meeting.

        The following table sets forth our directors and director nominee as of January 16, 2009. The ages of the individuals are provided as of January 16, 2009:

Name	Age	Positions and Offices Currently Held	Class	Expiration of term as Director	Committees
Jerauld J. Cutini	49	President, Chief Executive Officer and Chairman of the Board of Directors	I	2010
C. Richard Neely, Jr.	54	Director	I	2010	(1)
Richard M. Conn	64	Director	II	2011	(2)
Dana C. Ditmore	68	Director	II	2011	(1), (3)
Klaus C. Wiemer	71	Director	II	2011	(1), (2)
Robert R. Anderson	71	Director	III	2009	(1), (3)
William J. Harding	61	Director	III	2009	(2), (3)
Boris Lipkin	61	Director	III	2009

Committee Designation:

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Corporate Governance and Nominating Committee

Election of Class III Director

        At the annual meeting, you will consider and vote upon a proposal to re-elect one director for a three-year term expiring at the 2012 annual meeting of stockholders and until his successor is duly elected and qualified. The corporate governance and nominating committee of our board of directors recommended, and our board of directors accepted, Robert A. Anderson as a nominee for re-election to our board of directors. If Mr. Anderson is unable, or declines to serve at the time of the annual meeting, the persons named as proxies on the proxy card will vote for such substitute nominee as our board of directors recommends, or vote to allow the vacancy created thereby to remain open until filled by our board of directors. Our board of directors has no reason to believe that Mr. Anderson will be unable or decline to serve as a director if elected.

Nominee

        Robert R. Anderson.    Mr. Anderson has served on our board of directors since December 2005 and on the board of directors of Trikon Technologies, Inc. from April 2000 to December 2005. Mr. Anderson is a private investor and currently serves as a director of MKS Instruments, Inc. and Aehr Test Systems, Inc., each a publicly held entity, and Eneregetiq Corporation. Mr. Anderson is a graduate of Bentley University and served as a trustee of Bentley University from 1993 through 2004.

Other Directors

        The following directors will continue to serve after the annual meeting, except for Messrs. Harding and Lipkin, who are not standing for re-election at this annual meeting, until such time as their respective terms of office expire and their respective successors are duly elected and qualified:

        Jerauld J. Cutini.    Mr. Cutini has more than 25 years of experience in the semiconductor equipment industry, during which time he has served in various management positions. He has expertise in mergers and acquisitions, public offerings and capital financings. Mr. Cutini is our President and Chief Executive Officer and a director, and has served in that capacity since co-founding the company in September 2003. On November 27, 2007, Mr. Cutini was appointed Chairman of our board of directors. From April 2001 to September 2003, Mr. Cutini was principally a private investor and consultant for the semiconductor industry under the name ITC Associates. Mr. Cutini was also a co-founder and director of OnTrak Systems, Inc., an equipment provider for the semiconductor industry, where he served as President from 1997 to 1998. Mr. Cutini has also held management positions at other semiconductor industry companies, including Applied Materials, Inc. and Silicon Valley Group, Inc. He currently serves as a director of SEMI North America. Prior to beginning his career in technology, Mr. Cutini served in the United States Navy and Naval Reserves from 1978 to 1984.

        C. Richard Neely, Jr.    Mr. Neely has more than 25 years of financial and operations management experience in the semiconductor and electronic design automation industries, as well as start-up company environments, and has served on our board of directors since January 2007. Since September 2005, Mr. Neely has served as Chief Financial Officer of Monolithic Power Systems, Inc., a Nasdaq-listed semiconductor company. From November 2002 to September 2005, Mr. Neely was the Chief Financial Officer of NuCORE Technology, Inc., a privately held developer of digital and analog imaging devices for digital still and video cameras. From August 2001 to November 2002, Mr. Neely was the principal of his own consulting practice, Neely Consulting. In addition, Mr. Neely spent 16 years, from 1980 to 1996, with Advanced Micro Devices, Inc. in a variety of senior financial management positions worldwide, including assignments in the Philippines, Singapore and Switzerland. Mr. Neely holds an undergraduate degree in economics from Whitman College and a Master of Business Administration degree from the University of Chicago.

        Dana C. Ditmore.    Mr. Ditmore has served on our board of directors since December 2005. From January 1997 to the present, Mr. Ditmore has served as President of Oak Valley Consulting, Inc., a consulting firm for the semiconductor industry. From January 2001 to December 2002, Mr. Ditmore served as President and Chief Operating Officer of Tru-Si Technologies, Inc. an equipment provider for the semiconductor industry. From August 1998 to August 2000, Mr. Ditmore served as Vice President and General Manager of the Customer Support Business Group of Lam Research Corporation, an equipment provider for the semiconductor industry. Mr. Ditmore was a senior executive at Applied Materials, Inc. from 1979 through the end of 1996, during which time he held numerous executive positions including Vice President and General Manager of the Customer Service Division from 1982 to 1992 and President of Applied Materials North America from 1992 to 1994. Mr. Ditmore received a Bachelor of Science degree and a Masters of Science degree in mechanical engineering from the University of California, Berkeley.

        Klaus C. Wiemer, Ph.D.    Dr. Wiemer has more than 35 years of experience in the semiconductor industry and has served on our board of directors since September 2004. From June 2002 to the present, Dr. Wiemer has been an independent consultant in the semiconductor manufacturing industry with a concentration in the Southeast Asia and European markets. He has served in a number of senior executive positions at companies in the semiconductor industry, including Texas Instruments Incorporated, Taiwan Semiconductor Manufacturing Company Ltd. and Chartered Semiconductor Manufacturing Ltd. (Singapore). He currently serves on the board of directors of InterFet Corp., Richardson, Texas. Dr. Wiemer received a Bachelor of Science degree in physics from Texas Western College (now University of Texas, El Paso), a Masters of Science degree in physics from University of Texas and a Ph.D. in physics from Virginia Polytechnic Institute.

        Richard M. Conn.    Mr. Conn has served on our board of directors since December 2005 and on the board of directors of Trikon Technologies, Inc. from January 1998 to December 2005. Mr. Conn formed Business Development Consulting in early 1997, which delivers sales and marketing consultancy to the semiconductor equipment industry. Mr. Conn has held several other positions in the semiconductor industry at companies that include KLA-Tencor Corporation, Eaton Semiconductor Equipment, Applied Materials U.K. and ITT Semiconductors. Mr. Conn has a Bachelor of Science degree in physics from Imperial College, London.

        William J. Harding, Ph.D.    Dr. Harding was elected to our board of directors as of November 27, 2007 to fill a vacancy created by the resignation of Andrew T. Sheehan. He has served as a Managing Director of VantagePoint Venture Partners, a venture capital firm, since October 2007. Prior to joining VantagePoint Venture Partners, Dr. Harding was a Managing Director of Morgan Stanley & Co., and a Managing Member of several venture capital funds affiliated with Morgan Stanley, where he was employed from 1994 through 2007. Prior to Morgan Stanley, Dr. Harding was a General Partner of several venture capital partnerships affiliated with J.H. Whitney & Co. Dr. Harding currently serves as a director of InterNap Network Services Corporation, a publicly held entity. Dr. Harding holds a Bachelor of Science degree in Engineering Mathematics and a Master of Science degree in Systems Engineering from the University of Arizona and a Ph.D. in Engineering from Arizona State University.

        Boris Lipkin.    Mr. Lipkin was elected to our board of directors as of November 27, 2007 to fill a vacancy created by the resignation of David C. Fries. Mr. Lipkin has more than 25 years of experience in the semiconductor equipment industry and has been a business and technology consultant in the semiconductor equipment industry since July 2007. From February 2003 to June 2007, Mr. Lipkin was President and Chief Executive Officer at Therma-Wave, Inc. From March 1995 to August 2002, Mr. Lipkin was Executive Corporate Vice President and President of the Track Systems Division of Silicon Valley Group, Inc./ASML. Prior to this, Mr. Lipkin held various executive management positions with Varian Associates and with IBM. Mr. Lipkin holds a Bachelor of Science degree and a Master of Science degree in Electro-mechanical Engineering from the Polytechnical Institute of Kharkov, Ukraine, and an Executive Master of Business Administration degree from Stanford University.

Consideration of Stockholder Nominees for Director

        The policy of the corporate governance and nominating committee of our board of directors is to consider properly submitted stockholder nominations for candidates to serve on our board of directors. Pursuant to our bylaws, stockholders who wish to nominate persons for election to our board of directors at the 2010 annual meeting must be stockholders of record when they give us notice, must be entitled to vote at the annual meeting and must comply with the notice provisions in our bylaws. A stockholder's notice must be delivered to our corporate secretary not less than 120 days prior to the date that our proxy statement was released to stockholders in connection with the previous year's annual meeting. However, if the 2010 annual meeting is not within 30 days of February 26, 2010, to be timely, we must receive the notice by the stockholder not later than the close of business on the tenth day following the day on which we first make a public announcement of the date of the annual meeting or the notice of the annual meeting, whichever occurs first. For the 2010 annual meeting, our corporate secretary must receive the notice on or before September 24, 2009. The stockholder's notice must include the following information for the person proposed to be nominated:

  •
  the name, age, business address and residence address of such person;

  •
  the principal occupation or employment of such person;

  •
  the class and number of shares of our stock which are beneficially owned by such person;

  •
  any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors; and

  •
  such person's written consent to being named as a nominee and to serving as a director if elected.

        The stockholder's notice must also include the following information for the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

  •
  their names and addresses; and

  •
  the class and number of shares of our stock owned beneficially and of record by them.

        The Chair of the annual meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the nomination be disregarded. If the nomination was made in accordance with the procedures in our bylaws, the corporate governance and nominating committee will apply the same criteria in evaluating the nominee as it would any other candidate nominated to serve on our board of directors and will recommend to our board of directors whether or not the stockholder nominee should be nominated by our board of directors and included in our proxy statement. The nominee and nominating stockholder must be willing to provide any information reasonably requested by the corporate governance and nominating committee in connection with its evaluation.

Communications with the Board of Directors or Non-Management Directors

        Stockholders who wish to communicate with our board of directors or with non-management directors may send their communications in writing to Aviza Technology, Inc., 440 Kings Village Road, Scotts Valley, California 95066, Attention: Secretary, or send an e-mail to ir@aviza.com. Our corporate secretary will forward these communications to our independent directors, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Communications will not be forwarded to the independent directors unless the stockholder submitting the communication identifies himself or herself by name and sets out the class and number of shares of our stock owned by him or her beneficially or of record.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE "FOR" THE PROPOSED DIRECTOR NOMINEE.

PROPOSAL TWO—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        During March 2008, we dismissed Deloitte & Touche LLP, or "Deloitte," as our independent registered public accounting firm based on the recommendation and authorization of the audit committee of our board of directors. Deloitte's audit reports on our consolidated financial statements for the fiscal years ended September 28, 2007 and September 29, 2006 were unqualified and there were no disagreements with Deloitte on any matters of accounting principles or practices, financial statement disclosure or audit scope and procedures during such fiscal years and the subsequent interim period preceding the dismissal. The change was part of our overall cost reduction efforts. We engaged Armanino McKenna LLP, or "Armanino," as our independent registered public accounting firm effective March 28, 2008. The audit committee of our board of directors appointed Armanino McKenna LLP as our independent registered accounting firm for fiscal year 2009, subject to stockholder approval. The following table shows the fees we paid or accrued for audit and other services provided by Armanino or its affiliates and Deloitte for fiscal years 2008 and 2007 (in thousands):

	Fiscal
	2008	2007
Audit Fees:
Armanino McKenna LLP(1)	$610	—
Deloitte & Touche LLP(2)	167	$1,055

	777	1,055

Audit-Related Fees	—	—

Tax Fees:(3)
Armanino McKenna LLP	28	—
Deloitte & Touche LLP	48	32

	76	32

All Other fees	—	—

	$853	$1,087

    (1)
    For professional services rendered in connection with the audit of our 2008 annual financial statements and reviews of our quarterly financial information for fiscal year 2008 commencing the quarter ended March 28, 2008. Includes fees accrued to affiliates of Armanino.

    (2)
    For professional services rendered in connection with the audit of our annual financial statements for fiscal year 2007, reviews of our quarterly financial information for fiscal year 2007, review of our quarterly financial information for the quarter ended December 28, 2007 and fees for services related to our registration statements on Form S-1 and S-3 in fiscal year 2007.

    (3)
    Tax services related to international subsidiaries.

        During fiscal years 2008 and 2007, the audit committee met with Armanino and Deloitte to review audit and non-audit services performed and the fees charged for such services. Among other things, the audit committee examined the effect that the performance of non-audit services may have upon the independence of the registered public accounting firm. All audit and tax services provided by Armanino and Deloitte during fiscal years 2008 and 2007 were pre-approved by the audit committee.

        The audit committee's policy is to pre-approve all audit and non-audit services performed by the independent registered public accounting firm in order to ensure that they do not impair the independent registered public accounting firm's independence from the company. Such pre-approval authority may be delegated by the audit committee to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the full audit committee at its next regular meeting. Any pre-approval decisions must be consistent with the guidelines and fee levels or budgeted amounts established periodically by the audit committee.

        A representative of Armanino McKenna LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. He or she will also be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
THE RATIFICATION OF THE APPOINTMENT OF ARMANINO MCKENNA LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009.

PROPOSAL THREE—AUTHORIZATION FOR AN AMENDMENT TO OUR
CERTIFICATE OF INCORPORATION

        Our board of directors has considered, adopted and declared advisable a resolution setting forth an amendment to our certificate of incorporation to effect a reverse stock split of our common stock, if necessary, to increase the per-share market price of our common stock in order to maintain its listing on The Nasdaq Global Market. Under this proposed amendment, all of the outstanding shares of our common stock would be converted into a smaller number of shares at a specific ratio within a range from one-for-two to one-for-twenty, as determined by our board of directors. If our board of directors determines that the reverse stock split is unnecessary, the amendment to our certificate of incorporation will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law.

        If authorized by the stockholders, our board of directors would have discretion to implement the reverse stock split at any specific ratio within a range from one-for-two to one-for-twenty. Our board of directors believes that stockholder authorization of a reverse stock split within a ratio range (as opposed to authorization of a specified reverse stock split ratio) will provide our board of directors with maximum flexibility to achieve the purposes of the reverse stock split and, therefore, is in the best interests of the company and its stockholders. The actual timing for implementation of the reverse stock split, if necessary, would be determined by our board of directors based upon its evaluation as to when such action would be most advantageous to the company and its stockholders. Furthermore, notwithstanding stockholder authorization, our board of directors also would have the discretion not to implement a reverse stock split. If our board of directors were to elect to implement a reverse stock split, our board of directors will set the reverse stock split ratio using a ratio within the range of reverse stock split ratios authorized by the stockholders. Our board of directors would base such a determination upon the then-current trading price of our common stock and the advice of our financial advisers, among other factors.

        The text of the form of amendment to our certificate of incorporation that would be filed, if necessary, with the Secretary of State of the State of Delaware to effect the reverse stock split is set forth as Appendix A to this proxy statement; provided, however, that the text set forth in Appendix A is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as our board of directors deems necessary and advisable to effect the reverse stock split. If the reverse stock split is authorized by the stockholders and following such authorization our board of directors determines that the reverse stock split is in the best interest of the company and its stockholders at a reverse stock split ratio within the range of ratios approved by the stockholders, our certificate of incorporation would be amended accordingly.

Purpose of the Reverse Stock Split

        Our board of directors recommends authorization by the stockholders for the following reasons:

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  Our board of directors believes that the reverse stock split, if necessary, will be the most effective means of increasing the per-share market price of our common stock in order to maintain its listing on The Nasdaq Global Market; and

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  Our board of directors believes that a higher per-share market price of our common stock could encourage investor interest in the company.

        Increased Per-Share Market Price—Our common stock is currently listed on The Nasdaq Global Market. The Nasdaq Stock Market's Marketplace Rules impose certain minimum financial requirements on us for the continued listing of our common stock. One such requirement is a minimum bid price of $1.00 per share of our common stock.

        On March 28, 2008, we were notified by Nasdaq that the bid price of our common stock closed below the minimum $1.00 per share requirement for continued listing under the Nasdaq's Marketplace

Rules. We had 180 calendar days, or until September 24, 2008, to regain compliance. If, at anytime before September 24, 2008, the bid price of our common stock had closed at or above $1.00 per share for a minimum of 10 consecutive business days, we would have regained compliance with Nasdaq's Marketplace Rules.

        On September 24, 2008, we were notified by Nasdaq that we had not regained compliance within the given grace period and, as a result, unless we requested an appeal, our common stock would be delisted. We submitted an appeal to a Nasdaq Listing Qualification Panel and a hearing date for our appeal was set for November 20, 2008. However, on October 16, 2008, Nasdaq announced that, due to extraordinary market conditions, it would implement a temporary suspension of bid price and market value of publicly held shares requirements until January 19, 2009. On December 19, 2008, Nasdaq extended this suspension to April 20, 2009. Because of the suspension of the bid price requirement, our appeal hearing date was cancelled. The delisting of our common stock has been stayed pending our appeal hearing and the decision of the Nasdaq Listing Qualification Panel. We expect to coordinate with Nasdaq after April 20, 2009 to schedule a new appeal hearing date.

        If we are delisted and cannot obtain listing on another major market or exchange, our common stock's liquidity will suffer, and we would likely experience reduced investor interest. Such factors may result in a decrease in our common stock's trading price. Delisting also may restrict us from issuing additional securities or securing additional financing.

        Alternatives to trading on The Nasdaq Global Market include being listed for trading on the OTC Bulletin Board or in the "pink sheets" maintained by Pink OTC Markets Inc. However, the alternatives of the OTC Bulletin Board and the "pink sheets" are generally considered to be less efficient and less broad-based than The Nasdaq Global Market, and therefore, less desirable.

        We believe that delisting from The Nasdaq Global Market will harm (i) the liquidity and marketability of shares of our common stock; (ii) the trading price of our common stock; and (iii) our relationships with vendors and customers. We also believe that The Nasdaq Global Market provides a broader market for our common stock than would the OTC Bulletin Board or the "pink sheets" and is, therefore, preferable to those alternatives. We believe that a reverse stock split may have the effect of increasing the trading price of our common stock to a level high enough to satisfy the minimum bid price requirement for continued listing of our common stock on The Nasdaq Global Market and that a reverse stock split would be the most effective means available to avoid a delisting of our common stock. During calendar year 2008, the closing sales price per share of our common stock ranged from a high of $1.87 to a low of $0.07. The closing sales price per share of our common stock on January 16, 2009 was $0.19.

        Increased Investor Interest—We also believe that an increase in the price per share of our common stock could encourage increased investor interest in our common stock. We believe that the current low price per share of our common stock has made our common stock less marketable due to the following factors:

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  Many institutional investors view stocks trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks;

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  Because brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current price per share of our common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that constitute a higher percentage of their total share value than would be the case if the price per share of our common stock were substantially higher. This factor may also limit the willingness of institutional investors to purchase our common stock;

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  A variety of policies and practices of brokerage firms discourage individual brokers within those firms from dealing in low-priced stocks. These policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint;

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  Many brokerage firms are reluctant to recommend low-priced stocks to their customers; and

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  The analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of low-priced stocks.

        Although any increase in the market price of our common stock resulting from the reverse stock split may be proportionately less than the decrease in the number of outstanding shares, we anticipate that the reverse stock split will result in an increase in the bid price for our common stock that will be large enough to avoid delisting from The Nasdaq Global Market and possibly to reduce the effect of some of the policies, practices and circumstances referred to above.

Possibility that the Reverse Stock Split Will Fail to Achieve the Desired Effects; Other Possible Consequences

        Stockholders should note that we cannot accurately predict the effect of the reverse stock split upon the market price of our common stock. In particular, we cannot assure you that prices after the reverse stock split will be two to twenty times, depending on the reverse stock split ratio selected by our board of directors, the prices immediately prior to the reverse stock split. Furthermore, we cannot assure you that the market price of our common stock immediately after the reverse stock split will be maintained for any period of time. Even if an increased price per share can be maintained, the reverse stock split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the reverse stock split negatively, we cannot assure you that the reverse stock split will not harm the market price of our common stock or, alternatively, that the market price following the reverse stock split will either exceed or remain in excess of the current market price.

        While we expect the reverse stock split to be sufficient to prevent Nasdaq from delisting our common stock, it is possible that, even if the reverse stock split results in a bid price for our common stock that exceeds $1.00 per share, we may not be able to continue to satisfy the additional criteria for continued listing of our common stock on The Nasdaq Global Market. We believe that we satisfy all of the other listing criteria to continue to have our common stock eligible for continued listing on The Nasdaq Global Market as of the mailing date of these proxy materials. However, we cannot assure you that we will continue to meet all requisite continued listing criteria.

        If we implement the reverse stock split, some stockholders may consequently own less than 100 shares of common stock. A purchase or sale of less than 100 shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than 100 shares following the reverse stock split may be required to pay higher transaction costs if they sell their shares of our common stock.

Board Discretion to Implement Reverse Stock Split

        If the reverse stock split is authorized by our stockholders at our annual meeting, the reverse stock split will be effected, if at all, only upon a determination by our board of directors that the reverse stock split (with a reverse stock split ratio determined by our board of directors as described above) is in the best interests of the company and its stockholders. This determination will be based upon the advice of our financial advisors and certain other factors, including meeting the continued listing requirements for The Nasdaq Global Market, existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. Notwithstanding authorization of the reverse stock split by the stockholders, our board of directors may, at its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to effect the reverse stock split, as permitted under Section 242(c) of the Delaware General Corporation Law.

Effect of the Reverse Stock Split on Registration and Voting Rights

        Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split would not affect the registration of our common stock under the Exchange Act.

        Proportionate voting rights and other rights of the holders of common stock would not be affected by the reverse stock split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the effective time of the reverse stock split would continue to hold 2% of the voting power of the outstanding shares of common stock after the reverse stock split. Although the reverse stock split would not affect the rights of stockholders or any stockholder's proportionate equity interest in the company (subject to the treatment of fractional shares), the number of authorized shares of common stock would not be reduced and would increase significantly the ability of our board of directors to issue such authorized and unissued shares without further stockholder action. The number of stockholders of record would not be affected by the reverse stock split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the reverse stock split).

Effect of the Reverse Stock Split on the Authorized but Unissued Shares of Common Stock

        The number of authorized but unissued shares of our common stock effectively will be increased significantly by the reverse stock split. For example, based on the 21,856,473 shares of common stock outstanding on January 16, 2009, and the 100,000,000 shares of common stock that are authorized under our certificate of incorporation, if our board of directors determines that the reverse stock split ratio is one-for-five, for example, the reverse stock split would have the effect of increasing the number of authorized but unissued shares of common stock from 78,143,527 to 95,628,705. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as, the stock ownership and voting rights, of the currently outstanding shares of common stock. In addition, the effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect. Although we are not proposing the reverse stock split for this purpose, we could, subject to our board of directors' fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid or any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the company through a transaction opposed by our board of directors.

Effect of the Reverse Stock Split on Stock Options, Warrants and Par Value

        The reverse stock split would reduce the number of shares of common stock available for issuance under our stock option plans in proportion to the reverse stock split ratio. The total number of shares of common stock currently authorized for issuance but unissued at January 16, 2009 under our Second Amended and Restated 2005 Stock Plan, for example, is 1,589,031 (prior to giving effect to the reverse stock split). If our board of directors determines that the reverse stock split ratio is one-for-five, for example, the reverse stock split would have the effect of reducing the shares of common stock authorized for issuance under this plan to 317,806. We also have outstanding certain stock options and warrants to purchase shares of common stock. Under the terms of these outstanding stock options and warrants, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon exercise of such stock options and warrants in proportion to the reverse stock split ratio and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants. In connection with the reverse stock split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. No fractional shares of common stock will be issued in connection with the reverse stock split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the reverse stock split will receive cash in lieu of the fractional share as explained more fully below.

        The par value of our common stock would remain at $0.0001 per share following the effective time of the reverse stock split.

Effective Date

        If the proposed reverse stock split is authorized by stockholders at our annual meeting and our board of directors elects to proceed with the reverse stock split with a reverse stock split ratio within the approved range of ratios, the reverse stock split would become effective as of 5:00 p.m. Eastern time on the date of filing of a certificate of amendment to our certificate of incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined, converted and changed into new shares of common stock in accordance with the reverse stock split ratio determined by our board of directors within the limits set forth in this proposal.

Exchange of Stock Certificates

        Shortly after the effective date, each holder of an outstanding certificate theretofore representing shares of common stock will receive from our exchange agent for the reverse stock split, instructions for the surrender of such certificate to the exchange agent. Such instructions will include a form of transmittal letter to be completed and returned to the exchange agent. As soon as practicable after the surrender to the exchange agent of any certificate that prior to the reverse stock split represented shares of common stock, together with a duly executed transmittal letter and any other documents the exchange agent may specify, the exchange agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of common stock into which the shares of common stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share. Until surrendered as contemplated herein, each certificate that immediately prior to the reverse stock split represented any shares of common stock shall be deemed at and after the reverse stock split to represent the number of full shares of common stock contemplated by the preceding sentence. Each certificate representing shares of common stock issued in connection with the reverse stock split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of common stock.

        No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to approval of the reverse stock split represented any shares of common stock, except that if any certificates of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, it shall be a condition of such issuance that:

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  The person requesting such issuance pay to us any transfer taxes payable by reason of such issuance or any prior transfer of such certificate, or establish to our satisfaction that such taxes have been paid or are not payable;

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  Such transfer comply with all applicable federal and state securities laws; and

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  Such surrendered certificate be properly endorsed and otherwise be in proper form for transfer.

No Appraisal Rights

        Under Delaware law, our stockholders would not be entitled to dissenter's or appraisal rights with respect to the reverse stock split.

Cash Payment in Lieu of Fractional Shares

        In lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the reverse stock split, we shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of our common stock on The Nasdaq Global Market during regular trading hours for the five trading day period ending on the last business day immediately preceding the effective date.

Federal Income Tax Consequences of the Reverse Stock Split

        The following is a summary of the material United States federal income tax consequences of the reverse stock split to U.S. holders (as defined below) of our common stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

        This summary assumes that you hold our common stock as a "capital asset" within the meaning of the Code (generally, property held for investment). This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

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  banks, insurance companies, or other financial institutions;

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  persons subject to the alternative minimum tax;

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  tax-exempt organizations;

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  partnerships or other pass-through entities;

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  persons that are not "U.S. holders" (as defined below);

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  dealers in securities or currencies;

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  regulated investment companies or real estate investment trusts;

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  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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  persons that own, or are deemed to own, more than five percent of our company (except to the extent specifically set forth below);

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  certain former citizens or long-term residents of the United States;

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  persons who hold our common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; or

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  persons deemed to sell our common stock under the constructive sale provisions of the Code.

        YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT OR THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

  U.S. Holder

        For purposes of this discussion, a U.S. holder is any beneficial owner of our common stock that for U.S. federal income tax purposes is:

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  a citizen or resident of the Untied States;

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  a corporation created or organized in or under the laws of the United States, or any political subdivision thereof (including the District of Columbia);

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; and

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  a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

        If a partnership holds our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisor.

  Tax Consequences of the Reverse Stock Split Generally

        Except as provided below with respect to cash received in lieu of fractional shares, a U.S. holder will not recognize any gain or loss as a result of the reverse stock split. A U.S. holder's aggregate tax basis in the common stock received in the reverse stock split will equal such holder's aggregate tax basis in our common stock surrendered in the reverse stock split reduced by any amount allocable to a fractional share of post-reverse stock split common stock for which cash is received. The holding period for the shares of our common stock received in the reverse stock split generally will include the holding period for the shares of our common stock surrendered in the reverse stock split.

  Cash received in lieu of fractional shares

        A U.S. holder that receives cash in lieu of a fractional share of common stock in the reverse stock split generally will be treated as having received such fractional shares and then as having received such cash in redemption of such fractional shares. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split common stock allocable to such fractional shares. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder's holding period in our common stock exchanged therefore was greater than one year as of the date of the exchange. The deductibility of capital losses is subject to limitations.

  Backup Withholding

        Certain non-corporate U.S. holders may be subject to a 28% backup withholding tax on any cash received in the reverse stock split in lieu of a fractional share of common stock. Backup withholding will not apply, however, to a U.S. holder who timely furnishes a correct taxpayer identification number and certifies that the U.S. holder is not subject to backup withholding on IRS Form W-9 or a substantially similar form, or is otherwise exempt from backup withholding. If a U.S. holder provides an incorrect taxpayer identification number on IRS Form W-9 or a substantially similar form, the U.S. holder may be subject to penalties imposed by the IRS. Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against the U.S. holder's federal income tax liability, provided that the holder timely furnishes the required information to the IRS.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR" THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

CORPORATE GOVERNANCE

        Our board of directors is comprised of eight members, of which seven members are "independent directors" for purposes of the listing requirements for Nasdaq securities. One director, Mr. Cutini, is an employee of the company. Our board of directors has adopted corporate governance guidelines to address significant corporate governance issues. These guidelines provide a framework for our corporate governance matters and include topics such as composition and evaluation of our board of directors and committees. Among its duties, the corporate governance and nominating committee is responsible for developing and recommending corporate governance guidelines to our board of directors.

        Our corporate governance guidelines provide that a majority of the members of our board of directors must meet the criteria for independence under the listing requirements for Nasdaq securities. No director qualifies as independent unless our board of directors determines that the director has no direct or indirect material relationship with the company that would adversely affect the director's independent judgment. Our board of directors has determined that all of our directors for fiscal year 2008 and all those expected to continue as directors for fiscal year 2009, other than Mr. Cutini, have been and are "independent directors" for purposes of the listing requirements for Nasdaq securities.

        Our board of directors has adopted a code of conduct that applies to our directors, officers and employees entitled, "Code of Business Conduct and Ethics," which we designed to focus each director, officer and employee on areas of ethical risks, provide guidance to such persons to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and accountability. Additionally, our board of directors has adopted a code of conduct that applies to our chief executive officer and senior financial officers entitled, "Code of Ethics for Chief Executive and Senior Financial Officers of Aviza," in connection with the requirements of the Sarbanes-Oxley Act of 2002. Our codes of conduct cover topics such as financial reporting, conflicts of interest, confidentiality of company information, unlawful harassment or discrimination, relationships with clients and suppliers and encourages the reporting of any illegal or unethical behavior.

COMMITTEES AND MEETINGS OF OUR BOARD OF DIRECTORS

        Our board of directors held four meetings during fiscal year 2008. Each director attended all meetings held during the period for which he has been a director. Our directors are strongly encouraged to attend our annual meeting of stockholders. All eight of our directors attended our last annual meeting of stockholders.

        Our board of directors has three committees: (ii) audit, (ii) compensation and (iii) corporate governance and nominating. The members of the audit and compensation committees, including their Chairs, are recommended by the corporate governance and nominating committee and then appointed by our board of directors. The members of the corporate governance and nominating committee are appointed by our board of directors. Non-management directors regularly meet outside the presence of Mr. Cutini, who is a director and also an employee of the company.

        Each of the committees described below has adopted a charter that has been approved by our board of directors. You can access these committee charters, the corporate governance guidelines and the codes of conduct through our website at www.aviza.com or by writing to us at Aviza Technology, Inc., 440 Kings Village Road, Scotts Valley, California 95066, Attention: Secretary, or send an email to ir@aviza.com. We will provide you with this information free of charge. Please note that information contained on our website is not incorporated by reference in, or considered to be a part of, this proxy statement.

Audit Committee

        During fiscal year 2008, the audit committee consisted of Messrs. Neely, as Chair, Wiemer, Anderson and Ditmore, each of whom was determined by our board of directors to be an "independent director" for purposes of the listing requirements for Nasdaq securities. Our board of directors designated Mr. Neely as an "audit committee financial expert" as that term is defined by Item 407(d)(5) of Regulation S-K promulgated by the SEC. Among its duties, the audit committee assists our board of directors with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence and the performance of our independent registered public accounting firm. The audit committee is also directly responsible for the appointment, compensation, retention and oversight of the work of Armanino McKenna LLP, our independent registered public accounting firm, which reports directly to the audit committee. The audit committee meets alone with our financial and legal personnel, and with representatives of our independent registered public accounting firm, who have free access to the audit committee at any time. The audit committee has reviewed and discussed our audited financial statements with management. The audit committee held five meetings during fiscal year 2008. Each member of the audit committee attended all of the meetings held during the period.

Compensation Committee

        During fiscal year 2008, the compensation committee consisted of Messrs. Wiemer as Chair, Conn and Harding, each of whom was determined by our board of directors to be an "independent director" for purposes of the listing requirements for Nasdaq securities. Among its duties, the compensation committee assists our board of directors in discharging its responsibilities relating to reviewing and approving performance goals and objectives relating to the compensation of the chief executive officer, evaluating his performance in light of those goals and objectives and determining his compensation based on such evaluation; reviewing and approving all compensation for all other officers, directors and all other employees with a base salary greater than or equal to $150,000; and managing and reviewing all bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans. The compensation committee ensures that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of our stockholders. The compensation committee held five meetings during fiscal year 2008. Each member of the compensation committee attended at least 80% of the meetings held during the period.

Corporate Governance and Nominating Committee

        During fiscal year 2008, the corporate governance and nominating committee consisted of Messrs. Ditmore as Chair, Anderson and Harding, each determined by our board of directors to be an "independent director" for purposes of the listing requirements for Nasdaq securities. Among its duties, the corporate governance and nominating committee assists our board of directors in discharging its responsibilities regarding the identification of qualified candidates to become members of our board of directors, the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected), the selection of candidates to fill any vacancies on our board of directors, the development and recommendation to our board of directors of a set of corporate governance guidelines and principles applicable to the company and oversight of the evaluation of our board of directors and management. In evaluating candidates to determine if they are qualified to become members of our board of directors, the corporate governance and nominating committee looks for the following attributes, among others: personal and professional integrity, ethics and values; experience in corporate management; experience in the company's industry and with social policy concerns; experience as a member of the board of directors of another public company; academic expertise in an area of the company's operations; and practical and mature business judgment. Although the corporate governance and nominating committee uses these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees. The corporate governance and nominating committee uses the same standards to evaluate all director candidates, whether or not the candidates were proposed by stockholders. The corporate governance and nominating committee held four meetings during fiscal year 2008 to consider nominees to our board of directors and other corporate governance matters. Each member of the corporate governance and nominating committee attended at least 75% of the meetings held during the period.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers (as defined under Section 16) and any persons holding more than 10% of a registered class of equity securities to file reports of ownership and changes in ownership with the SEC. Their initial report must be filed using the SEC's Form 3 and subsequent stock purchases, sales, option exercises and other changes must be reported on the SEC's Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the SEC allows delayed reporting at year-end on the SEC's Form 5. Officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

        Based solely on our review of these reports and written representations from our directors and executive officers, we believe that during fiscal year 2008, each of our directors, executive officers and more than 10% securityholders complied with all applicable Section 16(a) filing requirements, except with respect to one Form 4 for each of Jerauld J. Cutini, Patrick C. O'Connor and John Macneil, Ph.D., the filings of which were late, to report one grant of common stock options to each of Messrs. Cutini, O'Connor and Macneil.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of January 16, 2009, certain information with respect to the beneficial ownership of our common stock as to:

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  each person known by us to be the beneficial owner of more than 5% of outstanding shares of our common stock;

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  each of our directors and executive officers; and

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  all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of January 16, 2009 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated, and subject to the applicable community property laws, the stockholders named in the table have sole voting and investment power with respect to the shares beneficially owned by them. Unless otherwise noted, the address of each officer, director and stockholder is 440 Kings Village Road, Scotts Valley, California 95066.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned
Affiliates of VantagePoint Venture Partners 101 Bayhill Drive, Suite 300 San Bruno, CA 94066	7,814,988	(1)	35.3%
Caisse de dépôt et placement du Québec Place Jean-Paul-Riopelle Montreal, Quebec, Canada, H2Z 2B3	3,282,275	(2)	15.0%
Jerauld J. Cutini	1,115,856	(3)	4.9%
Patrick C. O'Connor	800,551	(4)	3.6%
John Macneil	273,322	(5)	1.2%
Robert R. Anderson	144,570	(6)	*
Richard M. Conn	58,120	(7)	*
Klaus C. Wiemer	54,502	(8)	*
Dana C. Ditmore	65,000	(9)	*
C. Richard Neely, Jr.	33,320	(10)	*
William J. Harding	6,660	(11)	*
Boris Lipkin	6,660	(12)	*
All directors and executive officers as a group (10 persons)	2,558,561	(13)	10.8%

    *
    Less than 1%

    (1)
    Includes 7,524,988 shares of common stock and 290,000 shares of common stock issuable upon exercise of exercisable warrants. Alan E. Salzman and James D. Marver are managing members of the general partner of the limited partnerships that directly hold such shares, and as such, they may be deemed to share voting and investment power with respect to such shares. Messrs. Salzman and Marver disclaim beneficial ownership with respect to such shares except to the extent of their pecuniary interest therein.

    (2)
    Sylvain Gareau and Frédéric Godbout are the natural persons with beneficial ownership of the shares of common stock attributable to Caisse de dépôt et placement du Québec,

      based on information provided in a Schedule 13D filed by such persons on May 2, 2006. The number of shares of common stock beneficially owned by Caisse de dépôt et placement du Québec is based on information provided in the aforementioned Schedule 13D.

    (3)
    Includes 24,041 shares of common stock held by The Cutini Children's Trust, 25,212 shares of common stock held by The Reynaud Children's Trust, 324,304 shares of common stock held by The Cutini Family Trust and 742,299 shares of common stock issuable under stock options currently exercisable or exercisable within 60 days of January 16, 2009. Mr. Cutini disclaims beneficial ownership with respect to such shares held by the named trusts except to the extent of his pecuniary interest therein.

    (4)
    Includes 188,920 shares of common stock held by Oak Ventures, L.P. and 611,631 shares of common stock issuable under stock options currently exercisable or exercisable within 60 days of January 16, 2009. Mr. O'Connor disclaims beneficial ownership with respect to such shares held by the named partnership except to the extent of his pecuniary interest therein.

    (5)
    Includes 2,610 shares of common stock and 270,712 shares of common stock issuable under stock options currently exercisable or exercisable within 60 days of January 16, 2009.

    (6)
    Includes 85,000 shares of common stock and 59,570 shares of common stock issuable under stock options currently exercisable or exercisable within 60 days of January 16, 2009.

    (7)
    Represents 58,120 shares of common stock issuable under stock options currently exercisable or exercisable within 60 days of January 16, 2009.

    (8)
    Includes 4,502 shares of common stock and 50,000 shares of common stock options currently exercisable within 60 days of January 16, 2009.

    (9)
    Represents 65,000 shares of common stock issuable under stock options currently exercisable or exercisable within 60 days of January 16, 2009.

    (10)
    Represents 33,320 shares of common stock issuable under stock options currently exercisable or exercisable within 60 days of January 16, 2009.

    (11)
    Represents 6,660 shares of common stock issuable under stock options currently exercisable or exercisable within 60 days of January 16, 2009. Mr. Harding disclaims beneficial ownership with respect to such shares except to the extent of his pecuniary interest therein.

    (12)
    Represents 6,660 shares of common stock issuable under stock options currently exercisable or exercisable within 60 days of January 16, 2009.

    (13)
    Includes 654,589 shares of common stock and 1,903,972 shares of common stock issuable under stock options currently exercisable or exercisable within 60 days of January 16, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We consider related-party transactions to be transactions in which the company and a director, officer or holder of more than 5% of our common stock or any immediate family member of an officer, director or holder of more than 5% of our common stock has a direct or indirect material interest above and beyond what they are entitled to earn through compensation plans. Immediate family members are considered to be an individual's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law. Material transactions or other business relationships with companies or non-profit organizations with which one of these individuals has a material interest are considered to be related-party transactions. Loans to executives, directors and their affiliates are also considered to be related-party transactions. Compensation to executives and directors for their services in these capacities is not considered to be a related-party transaction. All related-party transactions are reviewed and approved by our disclosure committee, which consists of eight members of senior management, including the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer. It is the general policy of the disclosure committee not to approve any related-party transaction or series of similar transactions in which the amount involved exceeds $120,000, except with respect to grants of equity awards pursuant to our equity incentive plans and other transactions that are determined, in consultation with senior management or our board of directors, to be in the best interests of our stockholders.

        During fiscal year 2008, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing, had or will have a material interest, other than in connection with the transactions described below.

Stock Option Awards

        Jerauld J. Cutini.    During fiscal year 2008, Jerauld J. Cutini, our President and Chief Executive Officer and a member of our board of directors was granted options to purchase an aggregate of 80,000 shares of our common stock at exercise prices ranging from $0.52 to $1.78 per share pursuant to our 2005 Stock Plan.

        Patrick C. O'Connor.    During fiscal year 2008, Patrick C. O'Connor, our Executive Vice President, Chief Financial Officer and Secretary, was granted options to purchase an aggregate of 80,000 shares of our common stock at exercise prices ranging from $0.52 to $1.78 per share pursuant to our 2005 Stock Plan.

        John Macneil.    During fiscal year 2008, John Macneil, our Executive Vice President and Chief Technology Officer, was granted options to purchase an aggregate of 59,200 shares of our common stock exercise prices ranging from $0.52 to $1.78 per share pursuant to our 2005 Stock Plan. In addition, Dr. Macneil was granted options to purchase an aggregate of 5,800 shares of our common stock at an exercise price of $0.52 per share pursuant to the Trikon 2004 Equity Incentive Plan.

DIRECTORS' COMPENSATION AND BENEFITS

        We reimburse each member of our board of directors for out-of-pocket expenses incurred in connection with attending meetings of the entire board of directors and committees of the board of directors.

Board of Directors

        Each non-employee member of our board of directors will also receive $2,000 for each meeting attended in person and $1,000 for each meeting attended by telephone. The Chair of our board of directors, if he is not our employee, also receives an annual stipend of $35,000, while other non-employee members of our board of directors receive an annual stipend of $25,000.

        In addition, our board of directors approved a program granting options to non-employee directors under our 2005 Stock Plan, as follows:

  •
  New directors receive an initial stock option grant, in lieu of their first annual stock option grant (as described below), to purchase 20,000 shares of common stock, which options vest annually over a three-year period from the date of the grant; and

  •
  Continuing directors receive an annual stock option grant to purchase 20,000 shares of common stock, which options vest 25% each three-month anniversary of the date of the grant.

Committees

        In addition to the compensation described above, non-employee directors who are members of a committee will be compensated as follows:

        Audit Committee:    The Chair of the audit committee will receive $2,500 for each meeting attended in person and $1,000 for each meeting attended by telephone. All other non-employee members of the audit committee will receive $1,500 for each meeting attended in person and $1,000 for each meeting attended by telephone.

        Compensation Committee:    The Chair of the compensation committee will receive $1,500 for each meeting attended in person and $1,000 for each meeting attended by telephone. All other non-employee members of the audit committee will receive $1,000 for each meeting attended in person and $1,000 for each meeting attended by telephone.

        Corporate Governance and Nominating Committee:    The Chair of the corporate governance and nominating committee will receive $1,500 for each meeting attended in person and $1,000 for each meeting attended by telephone. All other non-employee members of the audit committee will receive $1,000 for each meeting attended in person and $1,000 for each meeting attended by telephone.

        The table below sets forth the non-employee directors' compensation for the fiscal year ended September 26, 2008:

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Robert R. Anderson	$44,166	$26,523	$70,689
Richard M. Conn	38,000	26,523	64,523
Dana C. Ditmore	46,500	26,523	73,023
William J. Harding	35,833	3,993	39,826
C. Richard Neely, Jr.	44,000	25,855	69,855
Klaus C. Wiemer	44,500	26,523	71,023
Boris Lipkin	28,833	3,993	32,826

(1)
Amounts shown reflect the aggregate dollar amounts of all fees earned in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees and meeting fees.

(2)
The amounts included in the "Option Awards" column represent the compensation cost that we recognized in fiscal year 2008 related to grants of options during fiscal year 2008 and previous fiscal years, determined in accordance with Statement of Financial Standards No. 123R, or SFAS 123R. The valuation assumptions used in determining such amounts are described in Note 2 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended September 26, 2008.

 EXECUTIVE OFFICERS OF THE REGISTRANT

        Jerauld J. Cutini.    Mr. Cutini is 49 years old and has more than 25 years of experience in the semiconductor equipment industry, during which time he has served in various management positions. He has expertise in mergers and acquisitions, public offerings and capital financings. Mr. Cutini is our President and Chief Executive Officer and a director, and has served in that capacity since co-founding the company in September 2003. On November 27, 2007, Mr. Cutini was elected Chairman of our board of directors. From April 2001 to September 2003, Mr. Cutini was principally a private investor and consultant for the semiconductor industry under the name ITC Associates. Mr. Cutini was also a co-founder and director of OnTrak Systems, Inc., an equipment provider for the semiconductor industry, where he served as President from 1997 to 1998. Mr. Cutini has also held management positions at other semiconductor industry companies, including Applied Materials, Inc. and Silicon Valley, Inc. He currently serves as a director of SEMI North America. Prior to beginning his career in technology, Mr. Cutini served in the United States Navy and Naval Reserves from 1978 to 1984.

        Patrick C. O'Connor.    Mr. O'Connor is 61 years old and has more than 35 years of corporate finance and management experience, mostly within the semiconductor equipment industry. He is our Executive Vice President, Chief Financial Officer and Secretary, and has served in that capacity since co-founding the company in September 2003. From August 2002 to December 2004, Mr. O'Connor served as a director and the Chief Financial Officer of Loomis Group Inc., a provider of integrated marketing services. From June 1991 to August 1997, Mr. O'Connor served as Vice President and Chief Financial Officer of OnTrak Systems, Inc. Mr. O'Connor also spent 12 years at Silicon Valley Group, Inc., where he held management positions such as Vice President of Operations and Vice President of Worldwide Service and Quality. From June 1991 to the present, Mr. O'Connor has been the principal owner of P.C. O'Connor Associates, a consulting firm that provides financial and operational services to small entrepreneurial companies. Mr. O'Connor received a Bachelor of Science degree in business administration with an emphasis in accounting from San Jose State University and received a Certified Public Accountant license in 1972.

        John Macneil, Ph.D.    Dr. Macneil is 51 years old and has more than 20 years of experience in the semiconductor industry. He is our Executive Vice President and Chief Technology Officer and served as a director from December 2005 to January 2007. From July 2004 to December 2005, Dr. Macneil served as President and Chief Executive Officer and a director of Trikon Technologies, Inc. Dr. Macneil joined Trikon in 1996 as metallization manager and became Vice President of Engineering in 1999, taking responsibility for product design and development. Prior to joining Trikon, Dr. Macneil served in various technology positions at Motorola and held senior technology positions in a number of research-driven organizations both in the United Kingdom and in the United States. Dr. Macneil earned a Ph.D. in solid state physics from Leicester University in 1983 and earned a Master of Business Administration degree from Cardiff University in 1996.

 EXECUTIVE COMPENSATION

Summary Compensation

        The following table sets forth summary information concerning compensation for fiscal years 2008 and 2007 awarded to or earned by Jerauld J. Cutini, our President and Chief Executive Officer, Patrick C. O'Connor, our Executive Vice President, Chief Financial Officer and Secretary, and Dr. John Macneil, our Executive Vice President and Chief Technology Officer, collectively comprising our named executive officers serving in such capacity at September 26, 2008:

Summary Compensation Table

Name	Fiscal Year	Salary	Bonus	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)(7)	All Other Comp		Total
		$	$	$	$	$		$
Jerauld J. Cutini(1)(8) Director, President and Chief Executive Officer	2008 2007	400,000 400,000	— —	317,408 308,281	— —	3,790 4,211	(4) (4)	721,198 712,492
Patrick C. O'Connor(1)(8) Executive Vice President, Chief Financial Officer and Secretary	2008 2007	375,000 375,000	— —	268,816 260,077	— 75,000	33,140 4,959	(4)(8) (4)	676,956 715,036
John Macneil(1)(5)(8) Executive Vice President and Chief Technology Officer	2008 2007	335,040 334,900	— —	218,494 227,340	— —	77,307 74,275	(6) (6)	630,841 636,515

(1)
Material terms of named executive officers' employment agreement are as follows:

  On April 4, 2006, we entered into employment agreements, each effective as of December 1, 2005, with Mr. Cutini, our President and Chief Executive Officer, Mr. O'Connor, our Executive Vice President, Chief Financial Officer and Secretary, and Mr. Macneil, our Executive Vice President and Chief Technology Officer.

  Mr. Cutini's employment agreement includes, among other terms and conditions, an annual salary of $400,000 and a grant of options to purchase 300,000 shares of our common stock at an exercise price of $5.591. Mr. Cutini's employment agreement also provides that if he is terminated without cause or is constructively terminated before or within 12 months after the occurrence of a change of control, such as a merger or consolidation, Mr. Cutini will be eligible for a termination payment equal to 12 months of his then-current salary, and all options to purchase shares of our common stock then held by him that would have become vested within 12 months of his termination (assuming Mr. Cutini's continued employment with the company) will immediately become 100% vested. In addition, the company will pay COBRA benefits for a maximum of 12 months or until he is covered under a comparable plan.

  Mr. O'Connor's employment agreement includes, among other terms and conditions, an annual salary of $375,000 and a grant of options to purchase 250,000 shares of our common stock at an exercise price of $5.591. Mr. O'Connor's employment agreement also provides that if he is terminated without cause or is constructively terminated before or within 12 months after the occurrence of a change of control, such as a merger or consolidation, Mr. O'Connor will be eligible for a termination payment equal to 12 months of his then-current salary, and all options to purchase shares of our common stock then held by him that would have become vested within 12 months of his termination (assuming Mr. O'Connor's continued employment with the company)

  will immediately become 100% vested. In addition, the company will pay COBRA benefits for a maximum of 12 months or until he is covered under a comparable plan.

  Dr. Macneil's employment agreement includes, among other terms and conditions, an annual salary of 170,000 British pounds, a grant of options to purchase a number of shares of our common stock commensurate with his position, which in fiscal year 2006 was a grant of options to purchase 200,000 shares, and the use of a company car. Dr. Macneil's employment agreement also provides that if he is made redundant by the company he will be eligible for a termination payment equal to six months of his then-current salary.

(2)
The amounts included in the "Option Awards" column represent the compensation cost that we recognized in fiscal year 2008 and fiscal year 2007, respectively, related to grants of options during fiscal years 2008 and 2007 and previous fiscal years, determined in accordance with Statement of Financial Standards No. 123R, or SFAS 123R. The valuation assumptions used in determining such amounts are described in Note 2 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended September 26, 2008. Please see the "Outstanding Equity Awards at Fiscal Year End" table in this proxy statement for more information regarding grants of options to Mr. Cutini, Mr. O'Connor and Dr. Macneil.

  On May 9, 2008, Mr. Cutini and Mr. O'Connor were granted 50,000 common stock options. The stock options have an exercise price of $0.52 per share, vesting monthly over two years and expiring in May 2013. Dr. Macneil was granted 35,000 common stock options under the same terms.

  On December 4, 2007, Mr. Cutini, Mr. O'Connor and Dr. Macneil were each granted 30,000 common stock options. The stock options have an exercise price of $1.78 per share, vesting monthly over five years and expiring in December 2014.

  On May 15, 2007, Mr. Cutini, Mr. O'Connor and Dr. Macneil were each granted 30,000 common stock options. The stock options have an exercise price of $5.91 per share vesting monthly over five years and expiring in May 2014.

(3)
"Non-Equity Incentive Plan Compensation" is composed entirely of cash bonuses accrued under our 2007 Management Bonus Plan with respect to performance during fiscal year 2007. This bonus was earned during fiscal year 2007 and was paid in fiscal year 2008. There was no 2008 Management Bonus Plan.

(4)
This amount represents premiums paid for group term life insurance and employer contributions to our 401(k) plan. The company maintains a 401(k) savings plan for our full-time employees in North America. Each participant in our plan could elect to contribute from 1% to 25% of his or her annual salary to the plan, subject to statutory limitations. We match employee contributions at 25%, up to a maximum of 3% of the employees' annual salary.

(5)
Dr. Macneil's total cash compensation is paid to him in British pounds and was converted to U.S. dollars using the average exchange rate over fiscal year 2008 and fiscal year 2007, respectively.

(6)
This amount represents $27,544 in car and fuel allowances and $49,763 of contributions on behalf of Dr. Macneil to a U.K. tax qualified retirement program for fiscal year 2008 and $25,517 in car and fuel allowances and $48,758 of contributions on behalf of Dr. Macneil to a U.K. tax qualified retirement program for fiscal year 2007.

(7)
We typically have annual incentive bonus plans measured against actual corporate and individual performance based on targeted performance criteria and various subjective performance criteria, however, our board of directors decided not to implement such a plan for fiscal year 2008. The compensation committee, in conjunction with the President and Chief Executive Officer develops corporate and individual goals that they believe can be reasonably achieved with an appropriate level of effort over the course of the fiscal year. Corporate objectives considered in connection with the bonus program for fiscal year 2007 were based on achieving targeted levels of net income. In addition, individual targeted performance criteria were established for each named executive officer based on his business group, area of responsibility and the difficulty of performance criteria. Mr. O'Connor earned his fiscal year 2007 bonus based on the successful implementation of the Oracle 11i software system. All other objectives established for the named executive officers for fiscal year 2007 were not achieved. There was no management bonus plan for fiscal year 2008.

(8)
Mr. Cutini and Mr. O'Connor participate in a non-qualified deferred compensation plan for our executive officers. There were no contributions by the Executives or the Registrant during fiscal year 2008 or fiscal year 2007. During fiscal year 2008, Mr. O'Connor received a distribution of $28,278. Aggregate earnings (losses) for Mr. Cutini and Mr. O'Connor were ($2,435) and ($30,109) for fiscal year 2008, respectively, and $558 and $17,971 for fiscal year 2007, respectively. The aggregate balance at September 26, 2008 for Mr. Cutini and Mr. O'Connor were $8,627 and $162,510, respectively. Dr. Macneil did not participate in the plan.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the outstanding equity awards for our named executive officers as of September 26, 2008:

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Jerauld J. Cutini(7) Director, President and Chief Executive Officer	8,333 5,500 11,500 206,249 4,502 450,215	41,667 24,500 18,500 93,751 — —	(1) (2) (3) (4)	$0.52 1.78 5.91 5.591 1.06 0.83	May 9, 2013 December 4, 2014 May 15, 2014 December 23, 2015 October 21, 2014 February 4, 2014
Patrick C. O'Connor(7) Executive Vice President, Chief Financial Officer and Secretary	8,333 5,500 11,500 171,874 4,502 360,172	41,667 24,500 18,500 78,126 — —	(1) (2) (3) (4)	0.52 1.78 5.91 5.591 1.06 0.83	May 9, 2013 December 4, 2014 May 15, 2014 December 23, 2015 October 21, 2014 February 4, 2014
John Macneil(7) Executive Vice President and Chief Technology Officer	5,832 5,500 11,500 123,749 13,750 14,500 43,500 4,350 4,349 2,610 1,740	29,168 24,500 18,500 56,251 6,250 — — — — — —	(1) (2) (3) (5) (6)	0.52 1.78 5.91 5.591 5.591 6.86 7.07 17.38 45.28 37.52 49.57	May 9, 2013 December 4, 2014 May 15, 2014 December 23, 2015 December 23, 2015 January 14, 2015 September 8, 2014 January 29, 2013 April 23, 2012 September 5, 2011 March 7, 2010

(1)
Options vest 1/24th each month, commencing on May 1, 2008.

(2)
Options vest 1/60th each month, commencing on October 1, 2007.

(3)
Options vest 1/60th each month, commencing on October 1, 2006.

(4)
Options vest 1/48th each month, commencing on December 1, 2005.

(5)
Options vest 25% on the first anniversary of December 1, 2005 and 1/48th each month thereafter until the options are fully vested.

(6)
Options vest 25% on the first anniversary of December 23, 2005 and 1/48th each month thereafter until the options are fully vested.

(7)
We have provided for the acceleration of vesting of certain stock options granted to our named executive officers in the event of the termination of their employment under specified circumstances, including termination following a change of control of our company. Please see Footnote (1) to the "Summary Compensation Table" above for additional information.

        Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following reports will not be incorporated by reference into any such filings, nor will they be deemed to be soliciting material or deemed filed with the SEC under the Securities Act or under the Securities Exchange Act.

AUDIT COMMITTEE REPORT

To the Board of Directors
of Aviza Technology, Inc.

January 16, 2009

        For fiscal year 2008, the audit committee of our board of directors has consisted of Messrs. Neely, as Chair, Anderson, Wiemer and Ditmore, each of whom was determined by our board of directors to be "independent directors" for purposes of the listing requirements for Nasdaq securities. In addition, our board of directors designated Mr. Neely as an "audit committee financial expert," as that term is defined by Item 407(d)(5) of Regulation S-K promulgated by the SEC and as our board of directors interprets that designation.

        The audit committee oversees our internal accounting and financial reporting processes and the work of our independent registered public accounting firm. The audit committee also assists our board of directors in fulfilling its oversight responsibilities on matters relating to the quality and integrity of our financial statements, compliance with legal and regulatory requirements and the independent registered public accounting firm's qualifications and independence. The audit committee meets with financial management personnel and separately with the independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting processes, accounting policies, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for reviewing our quarterly financial statements, auditing our annual financial statements and expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

        In fulfilling its oversight responsibilities, the audit committee reviewed and discussed our audited financial statements for the fiscal year ended September 26, 2008 with our management and with Armanino McKenna LLP, our independent registered public accounting firm. The audit committee also discussed with Armanino McKenna LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. This included a discussion of the independent registered public accounting firm's judgments as to the quality, not just the acceptability, of our accounting principles and such other matters that generally accepted auditing standards require to be discussed with the audit committee. The audit committee received and reviewed the written disclosures and the letter from Armanino McKenna LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Armanino McKenna LLP's communications with the audit committee concerning independence. The audit committee also discussed the independence of Armanino McKenna LLP with Armanino McKenna LLP.

        Based on the audit committee's review and discussions noted above, the audit committee recommended to our board of directors, and our board of directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 26, 2008 for filing with the SEC.

        The audit committee has appointed, subject to stockholder ratification, Armanino McKenna LLP as our independent registered public accounting firm for fiscal year 2009.

AUDIT COMMITTEE
C. Richard Neely, Jr., Chair Robert R. Anderson Klaus C. Wiemer Dana C. Ditmore

ANNUAL REPORT AND FINANCIAL STATEMENTS

        Our Annual Report on Form 10-K, which includes our audited financial statements for the fiscal year ended September 26, 2008, has accompanied or preceded this proxy statement. You may also access a copy of our Annual Report on Form 10-K in the Investor Relations section of our website, www.aviza.com, or by writing to us at Aviza Technology, Inc., 440 Kings Village Road, Scotts Valley, California 95066, Attention: Secretary, or by sending an email to ir@aviza.com. Upon your request, we will provide, without any charge, a copy of any of our filings with the SEC.

OTHER MATTERS

        Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. It is important that you return your proxy promptly and that your shares are represented. Stockholders are urged to complete, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors, Patrick C. O'Connor Secretary

January 21, 2009

Appendix A

FORM OF

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AVIZA TECHNOLOGY, INC.
(a Delaware corporation)

It is hereby certified that:

1.
The name of the Corporation (hereinafter called the "Corporation") is Aviza Technology, Inc.

2.
The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by replacing Section IV(A) thereof in its entirety with the following:

            "A. CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock that the Corporation shall have authority to issue is one hundred-five million (105,000,000) of which (i) one hundred million (100,000,000) shares shall be Common Stock, $0.0001 par value per share (the "Common Stock") and (ii) five million (5,000,000) shares shall be shares of Preferred Stock, $0.0001 par value per share (the "Preferred Stock"). Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, each                                     (            )(1) shares of the Corporation's Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined, converted and changed into one (1) share of Common Stock of the Corporation; provided, however, that the Corporation shall issue no fractional shares of Common Stock, but shall instead pay to any holder who would be entitled to receive a fractional share as a result of the actions set forth herein a sum in cash equal to such fraction multiplied by the average of the high and low trading prices of the Corporation's Common Stock as reported on The Nasdaq Global Market during regular trading hours for the five trading-day period ending on the last business day immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware."

3.
The amendment of the Amended and Restated Certificate of Incorporation herein certified was submitted to the stockholders of the Corporation and was duly authorized by the required vote of stockholders of the Corporation in accordance with the provisions of Sections 222 and 242 of the General Corporation Law of the State of Delaware. The total number of outstanding shares of Common Stock entitled to vote to authorize this Certificate of Amendment was 21,856,473 shares of Common Stock. A majority of the outstanding shares of Common Stock, voting together as a single class, voted in favor of this Certificate of Amendment. The vote required was a majority of the outstanding shares of Common Stock, voting together as a single class.

(1)
Insert specific number determined by the Corporation's Board of Directors within the reverse stock split ratio range authorized by the Corporation's stockholders.

A-1

        IN WITNESS WHEREOF, Aviza Technology, Inc. has caused this Certificate of Amendment to be signed by Jerauld J. Cutini, its President and Chief Executive Officer, on this             day of                                    2009.

Aviza Technology, Inc.
By:
Jerauld J. Cutini President and Chief Executive Officer

A-2

AVIZA TECHNOLOGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
2009 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of Aviza Technology, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated January 21, 2009, and hereby appoints Jerauld J. Cutini and Patrick C. O'Connor, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2009 Annual Meeting of Stockholders of Aviza Technology, Inc. to be held on February 26, 2009, at 10:00 a.m. (PST), at the offices of the company, located at 440 Kings Village Road, Scotts Valley, California 95066, and at any adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present on the matters set forth below:

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, EITHER OF SUCH ATTORNEYS OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

AVIZA TECHNOLOGY, INC.

February 26, 2009

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEE AND EACH OF THE PROPOSALS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.
Re-Election of Director to the company's Board of Directors.
NOMINEE:
☐	FOR THE NOMINEE	( )	Robert R. Anderson
☐	WITHHOLD AUTHORITY
FOR THE NOMINEE

		FOR	AGAINST	ABSTAIN
2.	A proposal to ratify the appointment of Armanino McKenna LLP as the independent registered public accounting firm of the company for fiscal year 2009.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	A proposal to authorize an amendment to the company's certificate of incorporation to effect a reverse stock split, if necessary, to maintain the listing of the company's common stock on The Nasdaq Global Market.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.